Ex. 99.1

Katapult Delivers Continued Growth in the Third Quarter
Gross Originations, Revenue and Adjusted EBITDA Growth to Continue In Fourth Quarter
Recent Capital Transaction Increases Liquidity and Strengthens Balance Sheet

PLANO, Texas, November 12, 2025 — Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the third quarter ended September 30, 2025.

“We are continuing to execute against our priorities and our third quarter results demonstrate the progress we’re making,” said Orlando Zayas, CEO of Katapult. “Our 25% gross originations growth in the third quarter marks our third consecutive year of growth and we are very proud of our team’s hard work and dedication that allowed us to achieve this milestone. Underlying this strong growth are several hallmarks of a healthy marketplace including rapid application growth, an expanding unique new customer base, strong repeat customer rates and an uptick in cross-shopping activity. We believe the Katapult app marketplace has become a premier shopping destination for nonprime consumers and we are very excited about our future. We look forward to delivering a strong fourth quarter for our merchants and customers alike.

“We also announced a significant investment from Hawthorn Horizon Credit Fund last week,” continued Zayas. “We believe this transaction strengthens our balance sheet and will allow Katapult to accelerate its growth and progress toward achieving sustained profitability. Our team has been working diligently to improve our capital structure and create a better foundation for continued growth, and we are very excited to partner with Hawthorn.”

Progress: Recent Highlights

•Total Applications grew ~80% year-over-year in the third quarter.
•Increased activity within the Katapult app marketplace
◦61% of third quarter gross originations started in the Katapult app marketplace, making it the single largest customer referral source. Total app marketplace gross originations grew 44% year-over-year.
◦Customer satisfaction remained high and Katapult had a Net Promoter Score of 64 as of September 30, 2025.
◦Approximately 55% of gross originations for the third quarter of 2025 came from repeat customers1.
•Consumer engagement grew with the addition of app functionality and features and the execution of targeted marketing campaigns.
◦KPay conversion rate increased during the third quarter leading to unique KPay customer count growth of 76% year-over-year.
◦KPay gross originations grew approximately 66% year-over-year in the third quarter; 41% of total gross originations were transacted using KPay.
◦Launched Apple in the Katapult app marketplace, bringing the total number of merchants in our KPay ecosystem to 40.
•Made strong progress against merchant engagement initiatives.

Ex. 99.1
◦Direct and waterfall gross originations, which represented approximately 59% of total third quarter originations, grew 6%. Excluding the home furnishings and mattress category, these gross originations grew approximately 42%.
◦Continued to expand our relationships with merchant-partners with new waterfall integrations and monetization strategies as well as co-promoted marketing campaigns.

Third Quarter 2025 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $64.2 million, an increase of 25.3%. Excluding the home furnishings and mattress category, gross originations grew approximately 50% year-over-year.
•Total revenue was $74.0 million, an increase of 22.8%.
•Total operating expenses in the third quarter decreased by $4.3 million. Our fixed cash operating expenses2, which exclude transaction related costs and other non-cash and variable expenses, decreased by 21.4% year-over-year.
•Net loss was $4.9 million for the third quarter of 2025, an improvement compared with net loss of $8.9 million reported for the third quarter of 2024. The lower net loss was mainly driven by a decrease in litigation settlement expenses of $3.2 million, and a $2.1 million decrease in compensation costs, partially offset by $1.0 million in transaction related costs.
•Adjusted net loss2 was $1.0 million for the third quarter of 2025, an improvement compared with adjusted net loss of $4.1 million reported for the third quarter of 2024.
•Adjusted EBITDA2 was $4.4 million for the third quarter of 2025 an improvement compared with Adjusted EBITDA2 of $0.6 million in the third quarter of 2024.
•Katapult ended the quarter with total cash and cash equivalents of $9.0 million, which includes $5.6 million of restricted cash. The Company ended the quarter with $79.6 million of outstanding debt on its revolving credit facility.
•Write-offs as a percentage of revenue were 9.9% in the third quarter of 2025 and are within the Company’s 8% to 10% long-term target range. This compares with 9.3% in the third quarter of 2024.

[1] Repeat customer rate is defined as the percentage of in-quarter originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

Key Terms for Recent Convertible Preferred Stock Transaction
•Under the terms of the transaction announced on November 3, 2025, Hawthorn Horizon Credit Fund, LLC (“Hawthorn”) has invested $65.0 million in two newly issued series of convertible preferred stock that have a weighted average initial conversion price of approximately $11.89 per share of the Company’s common stock.
•A portion of the proceeds from the transaction have been used to repay the Company’s approximately $35.1 million existing term loan and a portion of its existing revolving line of credit. Katapult also plans to use the proceeds to invest in growth opportunities and support other general corporate purposes.
•Hawthorn has the option to convert the preferred stock into the Company’s common stock at any time, subject to certain limitations until approval of the Company’s other stockholders is obtained as contemplated by Nasdaq listing rules.

Ex. 99.1
•If Hawthorn were to convert all its shares of preferred stock, assuming stockholder approval (as described below) is obtained and the weighted average initial conversion price of approximately $11.89 per share of common stock applies, then they would beneficially own approximately 5.47 million shares of Katapult common stock or approximately 54.5% of the issued and outstanding common stock. The conversion rate for each series of preferred stock is subject to adjustment in certain circumstances. In addition, each series of preferred stock accrues dividends, and if the Company pays those dividends in-kind and stockholder approval is obtained, the number of shares of common stock Hawthorn may obtain upon conversion of the preferred stock may be substantially higher.
•In conjunction with the transaction, Hawthorn appointed two new directors to the Katapult board of directors: Philip K. Bartow III and Jeffrey Rubin. Derek Medlin, who is President and Chief Growth Officer of Katapult, was also appointed to the board. Brian Hirsch, Chris Masto and Jane J. Thompson have stepped down from the board.
•The issuance of common stock on conversion of the preferred stock by Hawthorn in excess of the ownership limitation of 19.99%, among other things, requires Katapult stockholder approval. Katapult intends to file a proxy statement with the Securities and Exchange Commission (“SEC”) to solicit stockholder approval of the transaction and other relevant documents.
•Please see the Current Report on Form 8-K that the Company filed with the SEC on November 3, 2025 for more details on the transaction.

Fourth Quarter and Full Year 2025 Business Outlook

The Company is continuing to navigate the current macro environment, which includes a challenging home furnishings category and uncertainty surrounding the impact of tariff regulations and inflation rates. In addition, we believe that the U.S. government shutdown and other macro factors will impact our core consumer in the near-term. We believe we have a large addressable market of underserved, non-prime consumers, and lease-to-own solutions have historically benefited when prime credit options become less available.

Given our quarter-to-date progress, Katapult expects the following results for the fourth quarter of 2025:

•15% to 20% year-over-year increase in gross originations
•21 to 23% year-over-year increase in revenue
•Approximately $2 million of Adjusted EBITDA

Based on the macroeconomic assumptions above, the operating plan in place for the full year 2025 and year-to-date results, Katapult is updating its expectations for its full year 2025 financial results:

•Gross originations are expected to grow between 20% and 23%
•We expect the credit quality of our portfolio to remain strong
•Revenue is expected to grow between 18% and 20%
•Adjusted EBITDA is expected to between $8 million and $9 million

Ex. 99.1
"Thanks to our team’s hard work throughout 2025, we are looking forward to a great fourth quarter,” said Nancy Walsh, CFO of Katapult. “We expect robust gross originations growth during the quarter, but given macroeconomic headwinds we believe it’s prudent to take a more conservative stance on our expectations for this quarter, so we are tempering our full year outlook for gross originations, revenue and Adjusted EBITDA growth. With a more efficient capital structure, market-leading technology and the continued growth of the Katapult app marketplace, we believe that we are well positioned to capitalize on our long-term growth opportunities.”

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Wednesday, November 12, 2025, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at https://ir.katapultholdings.com. The conference call will be broadcast live in listen-only mode and an archive of the webcast will be available for one year.

About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omnichannel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative mobile app featuring Katapult Pay(R), consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Contact

Jennifer Cohn Kull
VP of Investor Relations
ir@katapult.com

Ex. 99.1
Forward-Looking Statements

Certain statements included in this Press Release and on our quarterly earnings call that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to: in this Press Release and on our associated earnings call, statements regarding our fourth quarter of 2025 and full year 2025 business outlook; our potential 2026 business outlook; the impact of the preferred stock transaction; our pricing strategy and expected impact on our conversion rates and top-line growth; the success of our anticipated marketing efforts; our market opportunity; our ability to acquire and retain new and existing merchants and customers; and customer adoption and continue growth of our mobile app featuring Katapult Pay. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, meeting future liquidity requirements and complying with restrictive covenants related to indebtedness; our ability to obtain, and the impact of, stockholder approval related to the preferred stock transaction; potential impact of the conversion of our preferred stock;the execution of our business strategy and expanding information and technology capabilities; our market opportunity and our ability to acquire new customers and retain existing customers; adoption and success of our mobile application featuring Katapult Pay; the timing and impact of our growth initiatives on our future financial performance; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; general economic conditions in the markets where we operate, the cyclical nature of customer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under our control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, consumer confidence in future economic conditions, political conditions, and consumer perceptions of personal well-being and security and willingness and ability of customers to pay for the goods they lease through us when due; risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth, including the home furnishings and retail environment; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on our future business; the impact of unstable market and economic conditions such as rising inflation and interest rates; reliability of our platform and effectiveness of our risk model; data security breaches or other information technology incidents or disruptions, including cyber-attacks,

Ex. 99.1
and the protection of confidential, proprietary, personal and other information, including personal data of customers; ability to attract and retain employees, executive officers or directors; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing and servicing our indebtedness; enhance future operating and financial results; anticipate rapid technological changes, including generative artificial intelligence and other new technologies; comply with laws and regulations applicable to our business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to our business, including with respect to rental purchase transactions and privacy regulations; maintain and grow relationships with merchants and partners; respond to uncertainties associated with product and service developments and market acceptance; the impacts of new U.S. federal income tax laws; material weaknesses in our internal control over financial reporting which, if not identified and remediated, could affect the reliability of our financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions, terrorism, public health crises and pandemics (such as COVID-19), trade wars, or responses to such events; and those factors discussed in greater detail in the section entitled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 that we filed with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release or on our quarterly earnings call. All forward-looking statements contained herein or expressed on our quarterly earnings call are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Ex. 99.1
Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of pay through performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net loss and fixed cash operating expenses. The Company believes that for management and investors to more effectively compare core performance from period to period, the non-GAAP measures should exclude items that are not indicative of our results from ongoing business operations.The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, stock-based compensation expense, debt refinancing costs and loss on extinguishment of term loan, change in fair value of warrants and derivative liability, transaction related costs, depreciation and amortization on property and equipment and capitalized software, litigation settlement and other related expenses, provision (benefit) for income taxes, interest income, and provision for impairment of leased assets.

Adjusted net loss is a non-GAAP financial measure that is defined as net loss before stock-based compensation expense, debt refinancing costs and loss on extinguishment of term loan, change in fair value of warrants and derivative liability, transaction related costs, and litigation settlement and other related expenses.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less variable lease costs such as servicing costs and underwriting fees, stock-based compensation expense, debt refinancing costs, transaction related costs, depreciation and amortization on property and equipment and capitalized software, and litigation settlement and other related expenses Management believes that fixed cash operating expenses provides a meaningful understanding of non-variable ongoing expenses.

Adjusted gross profit, adjusted EBITDA and adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes that the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

Ex. 99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue
Rental revenue	$72,778	$59,609	$214,572	$181,947
Other revenue	1,266	698	3,304	2,284
Total revenue	74,044	60,307	217,876	184,231
Cost of revenue	59,492	48,358	177,807	145,866
Gross profit	14,552	11,949	40,069	38,365
Operating expenses	12,089	16,396	39,552	41,633
Income (loss) from operations	2,463	(4,447)	517	(3,268)
Loss on extinguishment of term loan	—	—	(1,040)	—
Interest expense and other fees	(5,900)	(4,801)	(16,405)	(14,002)
Interest income	11	332	94	1,015
Change in fair value of warrants and derivative liability	(1,573)	75	(1,598)	22
Loss before income taxes	(4,999)	(8,841)	(18,432)	(16,233)
Benefit (provision) for income taxes	50	(47)	(40)	(113)
Net loss	$(4,949)	$(8,888)	$(18,472)	$(16,346)

Weighted average common shares outstanding - basic and diluted	5,278	4,341	4,906	4,289

Net loss per common share - basic and diluted	$(0.94)	$(2.05)	$(3.77)	$(3.81)

Ex. 99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,397	$3,465
Restricted cash	5,559	13,087
Property held for lease, net of accumulated depreciation and impairment	66,745	67,085
Prepaid expenses and other current assets	2,582	6,731
Deferred financing costs, net	4,827	—
Total current assets	83,110	90,368
Property and equipment, net	185	253
Capitalized software and intangible assets, net	2,203	2,076
Right-of-use assets, non-current	352	383
Security deposits	91	91
Total assets	$85,941	$93,171
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,028	$1,491
Accrued liabilities	18,926	17,372
Accrued litigation settlement	1,447	2,199
Unearned revenue	5,016	4,823
Revolving line of credit, net	79,565	82,582
Term loan, net	30,645	30,047
Derivative liability - new term loan	5,147	—
Lease liabilities	48	179
Total current liabilities	143,822	138,693
Lease liabilities, non-current	405	444
Other liabilities	86	828
Total liabilities	144,313	139,965
STOCKHOLDERS' DEFICIT
Common stock, $.0001 par value-- 250,000,000 shares authorized; 4,589,310 and 4,446,540 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	108,551	101,657
Accumulated deficit	(166,923)	(148,451)
Total stockholders' deficit	(58,372)	(46,794)
Total liabilities and stockholders' deficit	$85,941	$93,171

Ex. 99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(18,472)	$(16,346)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	122,459	102,731
Depreciation for early lease purchase options (buyouts)	28,202	21,505
Depreciation for impaired leases	20,508	17,021
Change in fair value of warrants, derivative liability, and other	1,681	33
Stock-based compensation	2,731	4,428
Loss on extinguishment of term loan	1,040	—
Amortization of debt discount	2,709	2,222
Amortization of debt issuance costs, net	1,386	198
Accrued PIK interest expense	2,718	1,056
Amortization of right-of-use assets	171	521
Changes in operating assets and liabilities:
Property held for lease	(169,927)	(135,814)
Prepaid expenses and other current assets	3,926	61
Litigation insurance reimbursement receivable	—	5,000
Accounts payable	1,537	9
Accrued liabilities	854	(889)
Accrued litigation	(750)	(5,500)
Lease liabilities	(170)	(239)
Unearned revenues	193	(67)
Net cash provided by (used in) operating activities	796	(4,070)
Cash flows from investing activities:
Purchases of property and equipment	(28)	(36)
Additions to capitalized software	(933)	(620)
Net cash used in investing activities	(961)	(656)
Cash flows from financing activities:
Proceeds from New and Existing Revolving Facility	12,905	16,100
Principal repayments on New and Existing Revolving Facilities	(16,098)	(9,539)
Payments of debt issuance costs	(3,715)	—
Repurchases of restricted stock	(531)	(562)
Proceeds from exercise of stock options	8	209
Net cash (used in) provided by financing activities	(7,431)	6,208
Net (decrease) increase in cash, cash equivalents and restricted cash	(7,596)	1,482
Cash, cash equivalents and restricted cash at beginning of period	16,552	28,811
Cash, cash equivalents and restricted cash at end of period	$8,956	$30,293

Cash and cash equivalents	$3,397	$25,877
Restricted cash	$5,559	$4,416
Total cash, cash equivalents and restricted cash	$8,956	$30,293

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,417	$10,372
Cash paid for income taxes	$72	$270
Cash paid for operating leases	$249	$275

Ex. 99.1

Supplemental disclosure of non-cash investing & financing activities
Issuance of warrants to purchase common stock in connection with debt refinancing	$3,934	$—
Issuance of common stock for litigation settlement	$752	$—
Issuance of New Term Loan derivative liability in connection with debt refinancing	$3,558	$—
Debt issuance costs accrued but not yet paid	$701	$—
Extinguishment of Existing Term Loan	$32,654	$—

Ex. 99.1
KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(4,949)	$(8,888)	$(18,472)	$(16,346)
Add back:
Interest expense and other fees	5,900	4,801	16,405	14,002
Stock-based compensation expense	801	1,485	2,731	4,428
Debt refinancing costs and loss on extinguishment of term loan(1)	413	—	2,529	—
Change in fair value of warrants and derivative liability	1,573	(20)	1,598	33
Transaction related costs	1,031	—	1,031	—
Depreciation and amortization on property and equipment and capitalized software	258	403	903	932
Litigation settlement and other related expenses	173	3,352	610	3,385
Provision (benefit) for income taxes	(50)	47	40	113
Interest income	(11)	(332)	(94)	(1,015)
Provision for impairment of leased assets	(722)	(295)	(301)	307
Adjusted EBITDA	$4,417	$553	$6,980	$5,839
(1)For the three months ended September 30, 2025, debt refinancing costs consist of expenses associated with the Special Meeting of Stockholders held on August 6, 2025, to obtain shareholder approval for the issuance of convertible shares and warrants as required by the Refinancing Agreement.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(4,949)	$(8,888)	$(18,472)	$(16,346)
Add back:
Stock-based compensation expense	801	1,485	2,731	4,428
Debt refinancing costs and loss on extinguishment of term loan(1)	413	—	2,529	—
Change in fair value of warrants and derivative liability	1,573	(20)	1,598	33
Transaction related costs	1,031	—	1,031	—
Litigation settlement and other related expenses	173	3,352	610	3,385
Adjusted net loss	$(958)	$(4,071)	$(9,973)	$(8,500)
(1)For the three months ended September 30, 2025, debt refinancing costs consist of expenses associated with the Special Meeting of Stockholders held on August 6, 2025, to obtain shareholder approval for the issuance of convertible shares and warrants as required by the Refinancing Agreement.

Ex. 99.1

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses	$12,089	$16,396	$39,552	$41,633
Less:
Servicing costs	1,184	1,160	3,396	3,433
Underwriting fees	753	490	2,355	1,490
Stock-based compensation expense	801	1,485	2,731	4,428
Debt refinancing costs(1)	413	—	1,489	—
Transaction related costs	1,031	—	1,031	—
Depreciation and amortization on property and equipment and capitalized software	258	403	903	932
Litigation settlement and other related expenses	173	3,352	610	3,385
Fixed cash operating expenses	$7,476	$9,506	$27,037	$27,965
(1)For the three months ended September 30, 2025, debt refinancing costs consist of expenses associated with the Special Meeting of Stockholders held on August 6, 2025, to obtain shareholder approval for the issuance of convertible shares and warrants as required by the Refinancing Agreement.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenue	$74,044	$60,307	$217,876	$184,231
Cost of revenue	59,492	48,358	177,807	145,866
Gross profit	14,552	11,949	40,069	38,365
Less:
Servicing costs	1,184	1,160	3,396	3,433
Underwriting fees	753	490	2,355	1,490
Adjusted gross profit	$12,615	$10,299	$34,318	$33,442

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenue	$74,044	$60,307	$217,876	$184,231

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2025	$64.2	$72.1	$64.2	$—
FY 2024	$55.6	$55.3	$51.2	$75.2
FY 2023	$54.7	$54.7	$49.6	$67.5
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9